UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 20, 2015

CDK Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-36486	46-5743146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169

(Registrant’s telephone number, including area code)

(847) 397-1700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of CDK Global, Inc. (the “Registrant”) adopted UK Tax Advantaged Sub-Plan (the “Sub-Plan”) for employees of the Registrant based in the United Kingdom. The Sub-Plan was adopted as a UK sub-plan to the CDK Global, Inc. 2014 Omnibus Award Plan (the “Plan”), which permits the adoption of sub-plans by the Committee, including sub-plans to facilitate the grant of stock options to employees of certain designated foreign subsidiaries. The Sub-Plan provides for the grant of stock options with an exercise price equal to at least the market value of the Registrant’s shares of common stock on the date of the grant. The Sub-Plan and the Form of Stock Option Grant Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference.

On January 20, 2015, concurrently with the adoption of the Sub-Plan, the Committee approved the grant of 1,043 stock options to Andrew Dean under the Sub-Plan, pursuant to the Form of Stock Option Grant Agreement for the Sub-Plan. The stock options granted to Mr. Dean shall become exercisable in accordance with the terms of the Form of Stock Option Grant Agreement attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	UK Tax Advantaged Sub-Plan

10.2	Form of Stock Option Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2015	CDK Global, Inc.

	By:	/s/ ALFRED A. NIETZEL
Alfred A. Nietzel
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	UK Tax Advantaged Sub-Plan

10.2	Form of Stock Option Grant Agreement